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                                                                      EXHIBIT 23



                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-37974) and in Post-Effective Amendment No. 4 to the Registration Statement (Form S-8 No. 2-80895) pertaining to the Oglebay Norton Company Incentive Savings Plan of our report dated June 7, 1995, with respect to the financial statements and schedules of the Oglebay Norton Company Incentive Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.



                                                               ERNST & YOUNG LLP



Cleveland, Ohio
June 23, 1995